SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|X| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              QUANTA SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_| Fee paid previously with preliminary materials.

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       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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                                EXPLANATORY NOTE

                  Quanta Services, Inc., a Delaware corporation ("Quanta Services"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on February 13, 2002 in connection with the solicitation of proxies for electing the board of directors of Quanta Services at the 2002 annual meeting of Quanta Services' stockholders.

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[QUANTA SERVICES, INC. LOGO]                                       PRESS RELEASE

Contacts:
James Haddox, CFO                  James Barron                 Ken Dennard
Dana Gordon, General Counsel       Jonathan Gasthalter          Easterly Investor Relations
Quanta Services, Inc.              Citigate Sard Verbinnen      kdennard@easterly.com
713-629-7600                       212-687-8080                 832-443-0160


                        QUANTA SERVICES APPOINTS ADVISORS
                           TO ASSIST WITH PROXY THREAT
                      ------------------------------------

HOUSTON, TX, Feb. 13 -- Quanta Services, Inc. (NYSE: PWR) today announced that it has retained Goldman, Sachs & Co. as financial advisor in connection with UtiliCorp's announced intention to seek control of Quanta through a proxy contest. Quanta also added Wachtell, Lipton, Rosen & Katz to its legal team of Winston & Strawn and Richards, Layton & Finger.
         John R. Colson, Chief Executive Officer of Quanta, said, "UtiliCorp is seeking to take control of Quanta without offering our other shareholders appropriate benefits or protections. Our board has a fiduciary responsibility to protect the rights and interests of all of our shareholders and our advisors will assist us in that mission."
         Commenting on UtiliCorp's recent 13-D filing in which it announced it would seek control of Quanta to "promote business objectives, goals and values that are reflective of those of UtiliCorp," Colson said, "This is blatant self interest on the part of UtiliCorp, which needs to consolidate our earnings to help them meet 2002 guidance they have given. Furthermore, without offering anything to our other shareholders, they have suggested they might even try to use our own cash to increase their percentage ownership in Quanta."
         He concluded: "Quanta is a strong and healthy company that is performing well in an extraordinarily challenging economic environment. We will be announcing earnings as scheduled tomorrow that are in line with consensus expectations. UtiliCorp's rhetoric on our company's performance is disingenuous and unfair to the many thousands of dedicated Quanta managers and employees who are contributing to our industry leading performance."
         Quanta also amended its existing shareholder rights plan to provide that only outstanding shares of voting stock are to be counted in calculating the number of Quanta shares UtiliCorp could acquire while remaining an Exempt Person under the plan. As amended the plan would permit UtiliCorp to own 39% of the outstanding voting stock (or such greater percentage as it may own as of the public announcement of the amendment).

         Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, telecommunications, gas and cable television industries. The company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

Important Information
         Quanta Services, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to Quanta's solicitation of proxies from its stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. QUANTA SERVICES, INC. ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Quanta's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Quanta's proxy statement, when it becomes available, by writing to Quanta Services, Inc. at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Quanta's stockholders is available in the soliciting materials on Schedule 14A filed by Quanta with the SEC.


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